News Release

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com




Media Contact:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES SECOND-QUARTER 2013 FINANCIAL RESULTS

* REVENUE DECLINES 7 PERCENT ON LOWER SERVICES REVENUE WHILE TECHNOLOGY REVENUE GROWS ON STRONG CLEARPATH SALES
* DILUTED EARNINGS PER SHARE OF 46 CENTS VS. DILUTED EPS OF 99 CENTS IN
2Q 2012
* NON-GAAP EPS(1) OF 91 CENTS VS. $1.41 IN 2Q 2012

BLUE BELL, Pa., July 23, 2013 - Unisys Corporation (NYSE: UIS) today reported second-quarter 2013 net income of $20.4 million, or 46 cents per diluted share, which included $21.9 million of pension expense. In the second quarter of 2012, the company reported net income of $46.6 million, or 99 cents per diluted share, which included $21.5 million of pension expense and a $0.3 million debt reduction charge. Excluding pension expense in both periods and the debt reduction charge in the year-ago period, non-GAAP diluted earnings per share in the second quarter of 2013 was 91 cents compared with $1.41 in the second quarter of 2012.

Second-quarter 2013 revenue declined 7 percent to $859 million from $921 million in the year-ago quarter. On a constant currency basis(2), revenue declined 6 percent in the quarter. Services revenue declined 9 percent from the year-ago quarter while technology revenue grew 13 percent. Sequentially, revenue grew 6 percent from the first quarter of 2013.

"We were pleased to see the sequential improvement in our results," said Unisys Chairman and CEO Ed Coleman. "Our technology business delivered a strong revenue performance, led by higher sales of our ClearPath family of enterprise software and servers. In our services business, revenue and margins declined year over year as demand remained soft in a challenging IT spending environment. However, we made progress in further strengthening our industry solutions and in building our application managed services capabilities. We are also making additional investments for growth in mission-critical computing, cybersecurity, cloud computing, IT outsourcing, and building our reseller channel."

SECOND-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

U.S. revenue declined 6 percent in the quarter while international revenue declined 7 percent. On a constant currency basis, international revenue declined 6 percent as revenue declines in Europe and Asia Pacific more than offset growth in Latin America.

The company reported an overall second-quarter 2013 gross profit margin of 23.4 percent, down from year-ago gross profit margin of 26.4 percent. Operating expenses (SG&A and R&D expenses) decreased 1 percent from the year-ago period. The company reported a second-quarter 2013 operating profit of $38.0 million, or 4.4 percent of revenue, compared with an operating profit of $79.0 million, or 8.6 percent of revenue, in the second quarter of 2012.

Second-quarter 2013 services revenue declined 9 percent from the prior-year quarter on lower demand for outsourcing and systems integration services. Reflecting the lower services revenue, second-quarter 2013 services gross profit margin declined to 18.2 percent from 21.0 percent a year ago and services operating profit margin declined to 4.0 percent from 8.0 percent a year ago.

Second-quarter 2013 services orders grew slightly from year-ago levels as growth in systems integration orders more than offset order declines in other services areas. Services backlog at June 30, 2013 was $4.8 billion, down 6 percent from December 31, 2012 levels.

Second-quarter 2013 technology revenue grew 13 percent from the prior-year quarter driven by higher sales of ClearPath enterprise software and servers. Second-quarter 2013 technology gross profit margin was 59.4 percent compared to 63.4 percent in the year-ago quarter and technology operating profit margin was 23.9 percent compared to 28.6 percent in the year-ago quarter.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys generated $16 million of cash from operations in the second quarter of 2013, including $35 million of pension contributions. In the second quarter of 2012, the company generated $57 million of cash from operations, which included $51 million of pension contributions. Capital expenditures in the second quarter of 2013 were $38 million compared with $35 million in the year-ago quarter. After capital expenditures, the company used $22 million of free cash(3) in the second quarter of 2013 compared with free cash flow of $22 million in the second quarter of 2012. Free cash flow before pension contributions was $13 million in the second quarter of 2013 compared with $73 million in the year-ago quarter.

At June 30, 2013, the company reported a cash balance of $576 million and total debt of $210 million.

NON-GAAP INFORMATION
Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP diluted earnings per share, free cash flow, free cash flow before pension contributions, and constant currency.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

 (1) Non-GAAP diluted earnings per share - The company recorded pension expense of $21.9 million and $21.5 million during the second quarters of 2013 and 2012, respectively. In addition, as a result of debt reductions, Unisys recorded a charge of $0.3 million during the second quarter of 2012. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings per share calculations.

(2) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

(3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 22,500 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 0723/9184

Unisys is a registered trademark of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months          Six Months
                             Ended June 30        Ended June 30
                          ------------------   ------------------
                            2013      2012       2013      2012
                          --------  --------   --------  --------
Revenue
  Services                  $739.7    $815.7   $1,462.7  $1,638.7
  Technology                 118.9     105.6      205.8     211.0
                          --------  --------   --------  --------
                             858.6     921.3    1,668.5   1,849.7
Costs and expenses
  Cost of revenue:
    Services                 614.0     645.9    1,216.8   1,314.5
    Technology                43.9      32.2       90.2      66.2
                          --------  --------   --------  --------
                             657.9     678.1    1,307.0   1,380.7
Selling, general and
  administrative             144.9     142.0      287.1     283.4
Research and development      17.8      22.2       34.8      42.2
                          --------  --------   --------  --------
                             820.6     842.3    1,628.9   1,706.3
                          --------  --------   --------  --------
Operating profit              38.0      79.0       39.6     143.4

Interest expense               2.6       7.9        5.3      17.2
Other income (expense), net   14.1       4.1        9.2      (9.1)
                          --------  --------   --------  --------
Income before
  income taxes                49.5      75.2       43.5     117.1
Provision for income taxes    22.7      22.1       44.1      44.1
                          --------  --------   --------  --------
Consolidated net
  income (loss)               26.8      53.1       (0.6)     73.0
Net income attributable to
  noncontrolling interests     2.3       2.4        4.8       4.9
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation       24.5      50.7       (5.4)     68.1
Preferred stock dividend       4.1       4.1        8.1       8.1
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation
  common shareholders        $20.4     $46.6     ($13.5)    $60.0
                          ========  ========   ========  ========

Earnings (loss) per common share attributable
  to Unisys Corporation
    Basic                   $  .47   $  1.06    ($  .31)  $  1.37
                          ========  ========   ========  ========
    Diluted                 $  .46   $   .99    ($  .31)  $  1.33
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                     43,780    43,905     43,918    43,758
  Diluted                   44,195    51,244     43,918    51,110

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
June 30, 2013
------------------
Customer revenue        $858.6                $739.7      $118.9
Intersegment                       ($16.9)       0.4        16.5
                      --------   --------   --------    --------
Total revenue           $858.6     ($16.9)    $740.1      $135.4
                      ========   ========   ========    ========
Gross profit percent     23.4%                 18.2%       59.4%
                      ========              ========    ========
Operating profit
  percent                 4.4%                  4.0%       23.9%
                      ========              ========    ========
Three Months Ended
June 30, 2012
------------------
Customer revenue        $921.3                $815.7      $105.6
Intersegment                       ($37.6)       0.6        37.0
                      --------   --------   --------    --------
Total revenue           $921.3     ($37.6)    $816.3      $142.6
                      ========   ========   ========    ========
Gross profit percent     26.4%                 21.0%       63.4%
                      ========              ========    ========
Operating profit
  percent                 8.6%                  8.0%       28.6%
                      ========              ========    ========

Six Months Ended
June 30, 2013
------------------
Customer revenue      $1,668.5              $1,462.7      $205.8
Intersegment                       ($34.2)       0.9        33.3
                      --------   --------   --------    --------
Total revenue         $1,668.5     ($34.2)  $1,463.6      $239.1
                      ========   ========   ========    ========

Gross profit percent     21.7%                 17.8%       53.5%
                      ========              ========    ========
Operating profit
  percent                 2.4%                  3.5%       13.6%
                      ========              ========    ========
Six Months Ended
June 30, 2012
------------------
Customer revenue      $1,849.7              $1,638.7      $211.0
Intersegment                       ($69.6)       1.4        68.2
                      --------   --------   --------    --------
Total revenue         $1,849.7     ($69.6)  $1,640.1      $279.2
                      ========   ========   ========    ========

Gross profit percent     25.4%                 19.9%       62.8%
                      ========              ========    ========
Operating profit
  percent                 7.8%                  6.5%       27.1%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                          June 30,  December 31,
                                           2013         2012
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $575.6       $655.6
Accounts and notes receivable, net           600.0        670.2
Inventories
   Parts and finished equipment               29.1         29.3
   Work in process and materials              18.8         20.7
Deferred income taxes                         16.8         21.6
Prepaid expense and other
 current assets                              121.4        115.0
                                        ----------   ----------
Total                                      1,361.7      1,512.4
                                        ----------   ----------
Properties                                 1,235.5      1,262.2
Less accumulated depreciation
  and amortization                         1,070.4      1,085.8
                                        ----------   ----------
Properties, net                              165.1        176.4
                                        ----------   ----------
Outsourcing assets, net                      120.3        126.3
Marketable software, net                     122.9        124.2
Prepaid postretirement assets                 19.3          3.3
Deferred income taxes                        150.8        162.7
Goodwill                                     189.0        192.3
Other long-term assets                       146.7        122.8
                                        ----------   ----------
Total                                     $2,275.8     $2,420.4
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Notes payable                                 $0.2         $0.0
Current maturities of long-term debt           0.2          0.3
Accounts payable                             229.2        228.6
Deferred revenue                             357.4        389.5
Other accrued liabilities                    362.5        411.9
                                        ----------   ----------
Total                                        949.5      1,030.3
                                        ----------   ----------
Long-term debt                               210.0        210.0
Long-term postretirement liabilities       2,429.2      2,553.5
Long-term deferred revenue                   113.9        123.1
Other long-term liabilities                  109.2         92.2
Commitments and contingencies
Total deficit                             (1,536.0)    (1,588.7)
                                        ----------   ----------
Total                                     $2,275.8     $2,420.4
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                               Six Months Ended
                                                    June 30
                                              ------------------
                                                2013       2012 *
                                              -------    -------
Cash flows from operating activities

Consolidated net income (loss)                  ($0.6)     $73.0
Add (deduct) items to reconcile consolidated net
 income (loss) to net cash provided by operating activities:
Foreign currency transaction loss                 6.5          -
Loss on debt extinguishment                         -        7.5
Employee stock compensation                       8.9        8.9
Company stock issued for U.S. 401(k) plan           -        6.2
Depreciation and amortization of properties      23.7       28.7
Depreciation and amortization of
 outsourcing assets                              25.5       30.7
Amortization of marketable software              31.0       28.9
Disposals of capital assets                       0.2        3.1
Gain on sale of business                            -      (10.6)
Pension plans contributions                     (61.3)    (118.8)
Decrease in deferred income taxes, net           18.7        7.5
Decrease in receivables, net                     33.3       43.1
Decrease in inventories                           1.0        4.8
Decrease in accounts payable
 and other accrued liabilities                  (83.5)     (76.3)
Increase in other liabilities                    41.1       31.4
(Increase) decrease in other assets             (14.8)      23.9
Other                                             0.5       (1.5)
                                              -------    -------
Net cash provided by operating activities        30.2       90.5
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    2,450.2    1,631.8
 Purchases of investments                    (2,452.9)  (1,630.5)
 Restricted deposits                             (0.6)       1.6
 Investment in marketable software              (29.6)     (28.6)
 Capital additions of properties                (16.2)     (17.9)
 Capital additions of outsourcing assets        (18.3)     (18.7)
 Net proceeds from sale of business                 -        2.7
                                              -------    -------
Net cash used for investing activities          (67.4)     (59.6)
                                              -------    -------
Cash flows from financing activities
 Purchases of common stock                      (11.5)         -
 Payments of long-term debt                         -      (75.0)
 Dividends paid to noncontrolling interests         -       (4.5)
 Dividends paid on preferred shares              (8.1)      (8.1)
 Proceeds from exercise of stock options          1.2        0.3
 Net proceeds from short-term borrowings          0.2          -
                                              -------    -------
Net cash used for financing activities          (18.2)     (87.3)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (24.6)       1.2
                                              -------    -------
Decrease in cash and cash equivalents           (80.0)     (55.2)
Cash and cash equivalents, beginning of
 period                                         655.6      714.9
                                              -------    -------
Cash and cash equivalents, end of period       $575.6     $659.7
                                              =======    =======
*Certain components of net cash provided by operating activities were changed to present pension contributions separately, consistent with the 2013 presentation.

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                              Three Months        Six Months
                              Ended June 30      Ended June 30
                            -----------------  -----------------
                              2013     2012      2013     2012
                            -------- --------  -------- --------
GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders          $20.4    $46.6    ($13.5)   $60.0

Debt reduction charges,
  net of tax                     0.0      0.3       0.0      7.5
FAS87 pension charges,
  net of tax                    21.9     21.5      44.2     46.1
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys Corporation
  common shareholders           42.3     68.4      30.7    113.6

Add preferred stock dividend     4.1      4.1       8.1      8.1
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $46.4    $72.5     $38.8   $121.7
                            ======== ========  ======== ========
Weighted average
  shares (thousands)          43,780   43,905    43,918   43,758

Plus incremental shares from assumed conversion:
  Employee stock plans           415      426       449      439
  Preferred stock              6,913    6,913         0    6,913
                            -------- --------  -------- --------
GAAP adjusted weighted
  average shares              51,108   51,244    44,367   51,110
                            ======== ========  ======== ========
Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share           $20.4    $50.7    ($13.5)   $68.1

Divided by adjusted weighted
  average shares              44,195   51,244    43,918   51,110
GAAP net income (loss)
  per diluted share           $  .46   $  .99   ($  .31) $  1.33
                            ======== ========  ======== ========
Non-GAAP basis
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $46.4    $72.5     $30.7   $121.7

Divided by Non-GAAP adjusted
  weighted average shares     51,108   51,244    44,367   51,110

Non-GAAP net income
  per diluted share           $  .91  $  1.41    $  .69  $  2.38
                            ======== ========  ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                              Three Months        Six Months
                              Ended June 30      Ended June 30
                            -----------------  -----------------
                              2013     2012      2013     2012
                            -------- --------  -------- --------
Cash provided by operations    $16.1    $57.1     $30.2    $90.5

Additions to marketable
  software                     (14.8)   (14.7)    (29.6)   (28.6)
Additions to properties        (12.6)   (10.0)    (16.2)   (17.9)
Additions to outsourcing
  assets                       (10.8)   (10.1)    (18.3)   (18.7)
                            -------- --------  -------- --------
Free Cash Flow                 (22.1)    22.3     (33.9)    25.3
Pension funding                 34.7     50.6      61.3    118.8
                            -------- --------  -------- --------
Free cash flow before
  pension funding              $12.6    $72.9     $27.4   $144.1
                            ======== ========  ======== ========